UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2024

Zevra Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or other jurisdiction
of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103,
Celebration, FL 34747
(Address of principal executive offices) (Zip Code)

 (321) 939-3416
(Registrant’s telephone number, include area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 12, 2024, Zevra Therapeutics, Inc. (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”), with Citizens JMP Securities LLC, as sales agent (the “Sales Agent”), under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 through the Sales Agent (the “Offering”).

The Sales Agent may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. The Sales Agent will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agent a commission equal to three percent (3.0%) in the aggregate of the gross sales proceeds of any Common Stock sold through the Sales Agent under the Agreement. The Company has provided customary representations, warranties and covenants and the parties have agreed to customary indemnification rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The Offering will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

Any sales of Common Stock made pursuant to the Agreement, if any, will be made under the Company’s shelf registration statement on Form S-3 (the “Registration Statement”) filed on June 4, 2024, which was declared effective on June 13, 2024. The Company filed a prospectus supplement with the Commission on July 12, 2024 in connection with the Offering.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In connection with the Offering, the legal opinion of Latham & Watkins LLP as to the legality of the Common Stock is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 1.02. Termination of a Material Definitive Agreement

On July 11, 2024, the Company delivered written notice to Citizens JMP Securities LLC and RBC Capital Markets, LLC (the “Prior Sales Agents”), terminating the Equity Distribution Agreement, dated July 2, 2021 (the “Prior Agreement”), by and between the Company and the Prior Sales Agents. The termination was effective as of July 12, 2024, pursuant to Section 12(b) of the Prior Agreement.

A copy of the Prior Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2021 (the “Prior Form 8-K”). The description of the Prior Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the Prior Agreement filed as Exhibit 10.1 to the Prior Form 8-K and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of July 12, 2024, by and between Zevra Therapeutics, Inc. and Citizens JMP Securities, LLC.
5.1	Opinion of Lathan & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: July 12, 2024	By:	/s/ Timothy J. Sangiovanni
Timothy J. Sangiovanni, CPA
Senior Vice President, Corporate Controller